Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on November 30, 2009 (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of The Penn Traffic Company.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: November 30, 2009	FOXHILL OPPORTUNITY MASTER FUND, L.P.

By: Foxhill Opportunity Offshore Fund Ltd., its general partner
By: Foxhill Capital Partners, LLC, its investment manager

	By:	/s/ Neil Weiner
	Name:	Neil Weiner
	Title:	Managing Member

FOXHILL OPPORTUNITY FUND, L.P.

By: Foxhill Capital (GP), LLC, its general partner

By:	/s/ Neil Weiner
Name:	Neil Weiner
Title:	Managing Member

FOXHILL OPPORTUNITY OFFSHORE FUND, LTD.

By:	/s/ Neil Weiner
Name:	Neil Weiner
Title:	Managing Member

FOXHILL CAPITAL (GP), LLC

By:	/s/ Neil Weiner
Name:	Neil Weiner
Title:	Managing Member

FOXHILL CAPITAL PARTNERS, LLC

By:	/s/ Neil Weiner
Name:	Neil Weiner
Title:	Managing Member

/s/ Neil Weiner
Neil Weiner